UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14A-101)
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Exchange Act of 1934
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Atrion Corporation

(Name of Registrant as Specified In Its Charter)

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April 9, 2007
Dear Stockholder:
     We cordially invite you to attend the 2007 annual meeting of stockholders of Atrion Corporation which will be held at our offices in Allen, Texas on Tuesday, May 15, 2007 at 10:00 a.m., Central Time. A notice of the annual meeting and the Company’s proxy statement, together with a proxy card, accompany this letter. Also enclosed is a copy of our 2006 Annual Report. The notice of annual meeting and proxy statement describe the matters to be voted on at the meeting.
     We encourage you to attend the meeting in person. However, whether or not you plan to be personally present, please read the accompanying proxy statement carefully and then complete, date and sign the enclosed proxy card and return it promptly in the envelope provided herewith. This will ensure that your shares of common stock are represented at the meeting if you are unable to attend.
Sincerely,
Emile A. Battat
Chairman and President

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
IMPORTANT
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
ELECTION OF DIRECTORS
NOMINEES FOR ELECTION AS DIRECTOR
DIRECTORS CONTINUING IN OFFICE
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ITS NOMINEES, ROGER F. STEBBING AND JOHN P. STUPP, JR.
SECURITIES OWNERSHIP
APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
STOCKHOLDER PROPOSALS
NO INCORPORATION BY REFERENCE
COST AND METHOD OF SOLICITATION
OTHER BUSINESS

ATRION CORPORATION
One Allentown Parkway
Allen, Texas 75002
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of Atrion Corporation:
     Notice is hereby given that the annual meeting of stockholders of Atrion Corporation (the “Company”) will be held at the Company’s offices, One Allentown Parkway, Allen, Texas on Tuesday, May 15, 2007 at 10:00 a.m., Central Time, for the following purposes:
1.	To elect two Class III directors.

2.	To ratify the appointment of Grant Thornton LLP as independent accountants to audit the Company’s financial statements for the year 2007.

3.	To transact such other business as may properly come before the meeting.
     The Board of Directors fixed the close of business on April 2, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment thereof.
By Order of the Board of Directors
Jeffery Strickland
Vice President and Chief Financial
Officer, Secretary and Treasurer
April 9, 2007
IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED HEREWITH. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE IN PERSON.

ATRION CORPORATION
One Allentown Parkway
Allen, Texas 75002
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 15, 2007
GENERAL INFORMATION
     This proxy statement is being furnished to the stockholders of Atrion Corporation (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the annual meeting of stockholders to be held at the Company’s offices, One Allentown Parkway, Allen, Texas on May 15, 2007 at 10:00 a.m., Central Time, and at any adjournment of such meeting. This Proxy Statement and the accompanying proxy card are being first sent or given to stockholders on or about April 9, 2007. The Company’s 2006 Annual Report is being mailed to stockholders with this Proxy Statement.
Purpose of the Meeting
     At the annual meeting, the Company’s stockholders will consider and vote upon the following matters: (i) the election of two Class III directors and (ii) a proposal to ratify the appointment of Grant Thornton LLP as independent accountants to audit the Company’s financial statements for the year 2007.
Voting Securities and Record Date
     Stockholders of record at the close of business on April 2, 2007 (the “Record Date”) will be entitled to notice of, and to vote at, the annual meeting and at any adjournment thereof. At the close of business on the Record Date, the Company had outstanding and entitled to vote 1,883,107 shares of common stock, the only voting securities of the Company. Holders of record of shares of common stock outstanding on the Record Date will be entitled to one vote for each share held of record on that date upon each matter presented to the stockholders to be voted upon at the meeting.
     If the enclosed proxy card is properly executed and received in time for the annual meeting, unless previously revoked, shares of common stock represented thereby will be voted at the annual meeting as specified by the stockholder on the proxy. If no such specification is made, shares represented by such proxy will be voted FOR the election as directors of the nominees of the Board of Directors named herein and FOR ratification of the appointment of Grant Thornton LLP as independent accountants to audit the Company’s financial statements for the year 2007. In addition, in their discretion the persons designated in the proxy card will vote upon such other business as may properly come before the meeting, including voting for any adjournment of the meeting proposed by the Board of Directors. A proxy may be revoked at any time before it is voted at the meeting by delivering to the Company a later-dated proxy, by voting by ballot at the meeting or by filing with the Inspectors of Election an instrument of revocation.
Required Vote
     The presence, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted as present and represented at the annual meeting for purposes of determining a quorum. Directors will be elected at the annual meeting by a plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote. Ratification of the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the shares present, in person or by proxy, at the meeting. Abstentions and broker non-votes will have no effect on the outcome of the election of directors and will have the same effect as a negative vote on the proposal to ratify the appointment of Grant Thornton LLP.

ELECTION OF DIRECTORS
     The Company’s Board of Directors is divided into three classes: Class I, Class II and Class III. Two Class III directors are to be elected at the annual meeting, to serve until the annual meeting of stockholders to be held in 2010 and until the election and qualification of their successors in office. The nominees for election as Class III directors named below are members of the Board of Directors and were previously elected by the stockholders. It is intended that the persons named in the proxy card will vote for the election of these nominees. If either of the nominees listed below, each of whom has indicated his willingness to serve as a director if elected, is not a candidate when the election occurs, proxies will be voted for the election of the remaining nominee and may be voted for the election of any substitute nominee.
     The following information is furnished with respect to the Board of Directors’ nominees for election as a director and each director whose term will continue after the annual meeting.
Name, Age, Service as a Director of the Company (a)
Principal Occupation, Positions and Offices, Other Directorships and Business Experience
NOMINEES FOR ELECTION AS DIRECTOR
Class III — Term Ending in 2010
Roger F. Stebbing
Mr. Stebbing, age 66, has been a director since 1992. Mr. Stebbing is President and Chief Executive Officer of Stebbing and Associates, Inc., an engineering consulting company, and has served in such capacities since 1986. Mr. Stebbing is a licensed professional engineer and has a BSc honors degree in Chemical Engineering from Salford University.
John P. Stupp, Jr.
Mr. Stupp, age 57, has been a director since 1985. He is President of Stupp Bros., Inc., a diversified holding company, and has served in such capacity since March 2004. From April 1995 until March 2004, he served as Executive Vice President and Chief Operating Officer of Stupp Bros., Inc., and since August 1995 he has also served as Chief Executive Officer of Stupp Corporation, a division of Stupp Bros., Inc. Mr. Stupp holds a Bachelor of Science degree in Business and Economics from Lehigh University. He serves as a director and as a member of the audit committee of The Laclede Group, Inc., a public utility holding company.
DIRECTORS CONTINUING IN OFFICE
Class I — Term Ending in 2008
Emile A. Battat
Mr. Battat, age 69, has been a director since 1987 and has served as Chairman of the Board of the Company since January 1998 and as President and Chief Executive Officer of the Company, and as Chairman of the Board or President of each of the Company’s subsidiaries, since October 1998. Mr. Battat holds Bachelor of Science and Master of Science degrees in Mechanical Engineering from Massachusetts Institute of Technology and a Master of Business Administration degree from Harvard University. He is an associate member of Sigma Xi, a scientific honor society.

Ronald N. Spaulding
Mr. Spaulding, age 43, has been a director since February 2006. Mr. Spaulding is the President of International Operations of Abbott Vascular and a Vice President and corporate officer of Abbott Laboratories, which he joined in April 2006 upon its acquisition of Guidant Corporation’s vascular intervention assets. Between 2005 and April 2006, Mr. Spaulding served as the President of International Operations of Guidant Corporation, and also served on the Guidant Management Committee from 2002 until 2005. From 2003 to 2005, he was the President of Europe, Middle East, Africa and Canada of Guidant Corporation. From 2000 to 2003, Mr. Spaulding served as President of Guidant’s Cardiac Surgery business and during the period from 1994, when he joined Guidant Corporation, until 2000 he served in various other positions with that company. Mr. Spaulding holds a Master’s degree in Biomedical Engineering and a Bachelor of Science degree in Mechanical Engineering from the University of Miami.
Class II — Term Ending in 2009
Hugh J. Morgan, Jr.
Mr. Morgan, age 78, has been a director since 1988. Mr. Morgan is a private investor. He served as Chairman of the Board of National Bank of Commerce of Birmingham from February 1990 until April 2003. Mr. Morgan holds a Bachelor of Arts degree from Princeton University and is a graduate of the Vanderbilt University Law School.

(a)	Unless the context otherwise requires, references in this Proxy Statement to the Company and the Board of Directors of the Company prior to February 25, 1997 mean ATRION Corporation, the Company’s predecessor, and its Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ITS NOMINEES,
ROGER F. STEBBING AND JOHN P. STUPP, JR.
Information Regarding Board of Directors and Committees
     Director Independence. The Company’s Board of Directors has determined that the following directors are “independent” within the meaning of The Nasdaq Stock Market (“Nasdaq”) listing standards: Hugh J. Morgan, Jr., Ronald N. Spaulding, Roger F. Stebbing and John P. Stupp, Jr., and that Emile A. Battat is not independent. The Company’s Board of Directors had previously determined that Richard O. Jacobson, whose term as a director expired at the Company’s 2006 annual meeting of stockholders, was “independent” within the meaning of Nasdaq listing standards.
     Meetings. The Board of Directors held four meetings during 2006. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees on which he served held in 2006 during the time he served as a director or as a member of such committees.
     Nominating Process. Because of the small number of directors, the Board of Directors has determined, and has adopted a resolution providing, that nominees for election to the Board of Directors will be selected by a majority vote of the directors meeting the Nasdaq independence requirements (Messrs. Morgan, Spaulding, Stebbing and Stupp). Accordingly, the Board of Directors does not have a separate nominating committee or a nominating committee charter. In accordance with resolutions adopted by the Board of Directors, in selecting nominees for election as directors, the Board of Directors, with the assistance of the Corporate Governance Committee, will review and evaluate candidates submitted by directors and management and by the Company’s stockholders pursuant to the procedures set forth in the Company’s Bylaws and described in “STOCKHOLDER PROPOSALS — Stockholder Nominations for Directors” below. The Board of Directors, in considering possible nominees, will take into account the following: (a) each director should be an individual of the highest character and integrity; (b) each director should have substantial experience that is relevant to the Company; (c) each director should have sufficient time available to devote to the affairs of the Company; and (d) each director should represent the best interest of all stockholders. All possible nominees are to be reviewed in the same manner, regardless of whether they have been submitted by stockholders, directors or management.
     Committees. The Board of Directors has three standing committees: the Corporate Governance Committee, the Compensation Committee and the Audit Committee. The Corporate Governance Committee, which is currently comprised of Hugh J. Morgan, Jr. and Roger F. Stebbing, is to assist in the evaluation of possible nominees for election to the Board of Directors as requested by the Board of Directors, review annually and advise the Board of Directors with respect to the compensation of directors and recommend to the Board of Directors (a) the number of directors to be fixed in connection with each annual meeting of stockholders, (b) the directors to be appointed to each of the committees of the Board, (c) corporate governance guidelines and (d) proposed changes to the charter of the Corporate Governance Committee. In making recommendations to the Board of Directors as to director compensation, the Corporate Governance Committee considers the directors’ responsibilities and time devoted by them in fulfilling their duties as directors, the skills required and market data on director compensation and takes into account recommendations made by Mr. Battat. The Corporate Governance Committee met one time in 2006. The Compensation Committee, which is currently comprised of Hugh J. Morgan, Jr., Ronald N. Spaulding and John P. Stupp, Jr., makes recommendations to the Board of Directors as to the remuneration of all executive officers of the Company, administers the Atrion Corporation 1997 Stock Incentive Plan (the “1997 Stock Incentive Plan”) and the Atrion Corporation 2006 Equity Incentive Plan (the “2006 Equity Incentive Plan”) and reviews and makes recommendations regarding the Company’s other incentive compensation plans. The primary processes and procedures for the consideration and determination of executive compensation, the role of executive officers in determining or recommending the amount and form of executive officer compensation, the extent of delegation of authority and the role of compensation consultants in determining or recommending executive officer compensation are set forth in the section of this proxy statement entitled “Compensation Discussion and Analysis.” The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on the Company’s website at www.atrioncorp.com. The Compensation Committee met two times in 2006. The Audit Committee, the current members of which are Hugh J. Morgan, Jr., Roger F. Stebbing and John P. Stupp, Jr., appoints, determines the appropriate compensation for and oversees the work of the Company’s independent auditors, and assists the Board of Directors in its oversight of the Company’s accounting and financial reporting principles and policies and internal audit controls and procedures and oversees related party transactions. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on the Company’s website at www.atrioncorp.com. The Audit Committee reviews, at least annually, the Audit Committee Charter and is to recommend any changes to the Audit Committee Charter to the Board of Directors. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the Nasdaq listing standards and is financially literate, and that Mr. Stupp qualifies as an audit committee financial expert. The Audit Committee met seven times in 2006.
     Board Compensation. Each outside director is paid a fee of $24,000 per year. In addition, the Chairmen of the Corporate Governance Committee and the Compensation Committee are each paid a fee of $6,000 per year, and the Chairman of the Audit Committee is paid a fee of $12,000 per year. The Company reimburses each director for travel and out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors.
     Stockholder Communications to the Board of Directors. Any stockholder wishing to communicate with the Board of Directors about any matter should send the communication, in written form, to Emile A. Battat, Chairman and President, at the Company’s principal office in Allen, Texas. Mr. Battat will promptly send the communication to the other members of the Board of Directors.
     Attendance at Stockholder Meetings. The Board of Directors has adopted a policy encouraging each director to attend, if practicable, annual meetings of stockholders of the Company. The 2006 annual meeting was attended by five directors of the Company.
     Code of Ethics. The Board of Directors has adopted a Code of Ethics that applies to the Company’s employees, including the Company’s executive officers.

SECURITIES OWNERSHIP
     The following table sets forth information regarding the beneficial ownership of shares of common stock of the Company as of March 15, 2007 by (i) each of the directors of the Company, two of whom are also the Board of Directors’ nominees for election as directors at the annual meeting; (ii) the executive officers of the Company who are named in the Summary Compensation Table herein; (iii) all of the directors and executive officers of the Company as a group, and (iv) each other person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock of the Company.

	Number of Shares		Percent
Name of Beneficial Owner	Beneficially Owned (a)		of Class (a)
Emile A. Battat (b)	229,400	(c)	12.07%
Hugh J. Morgan, Jr.	20,000	(d)	1.06%
Ronald N. Spaulding	0		*
Roger F. Stebbing	28,800	(c)	1.52%
John P. Stupp, Jr.	165,000	(c)(e)	8.64%
Jeffery Strickland	34,016	(c)(f)	1.79%
Oak Forest Investment Management, Inc.(g)	131,699		6.99%
Royce & Associates, LLC(h)	149,550		7.94%
T. Rowe Price Associates, Inc. (i)	168,000		8.92%
All directors and executive officers as a group	477,216	(j)	24.49%

*	Less than 1% of class

(a)	Based on 1,883,107 shares of common stock outstanding on March 15, 2007, plus shares which can be acquired through the exercise of options within 60 days thereafter by the specified individual or group. Except as otherwise indicated in the notes to this table, beneficial ownership includes sole voting and investment power.

(b)	The business address for Mr. Battat is One Allentown Parkway, Allen, Texas 75002-4211.

(c)	The shares listed include the following shares issuable upon the exercise of options exercisable on March 15, 2007 or within 60 days thereafter: Mr. Battat, 17,800 shares; Mr. Stebbing, 10,000 shares; Mr. Stupp, 26,000 shares; and Mr. Strickland 12,000 shares. All such persons are parties to award agreements setting forth certain terms of options granted to them under the 2006 Equity Incentive Plan or the 1997 Stock Incentive Plan, and Mr. Stupp is also a party to an award agreement setting forth certain terms of options granted to him under the Atrion Corporation 1998 Outside Directors Stock Option Plan.

(d)	Does not include 23,000 shares held by Mr. Morgan’s children and their spouses and Mr. Morgan’s grandchildren as a result of gifts by Mr. Morgan, none of which shares is beneficially owned by Mr. Morgan.

(e)	Includes 135,000 shares held by Stupp Bros., Inc. as to which shares Mr. Stupp shares voting power and investment power as a director and executive officer and as a voting trustee of a voting trust which owns 100% of the voting stock of Stupp Bros., Inc. The 135,000 shares held by Stupp Bros., Inc. are pledged as security to the Company’s lenders for its working capital line of credit. The 135,000 shares held by Stupp Bros., Inc. represent 7.17% of the common stock of the Company outstanding as of March 15, 2007. The business address for Mr. Stupp and Stupp Bros., Inc. is 3800 Weber Road, St. Louis, Missouri 63125.

(f)	Includes 15,116 shares held in a family trust of which Mr. Strickland is a co-trustee.

(g)	The address of Oak Forest Investment Management, Inc. (“Oak Forest”) is 9705 Carmel Court, Bethesda, Maryland 20817. This information is based upon a Schedule 13G dated January 22, 2007 filed with the Securities and Exchange Commission (the “Commission”) and furnished to the Company reporting that Oak Forest has sole power to vote or direct the vote of and the sole power to dispose or direct the disposition of 131,699 shares of common stock of the Company.

(h)	The address of Royce & Associates, LLC (“Royce”) is 1414 Avenue of the Americas, New York, New York 10019. This information is based upon a Schedule 13G dated January 17, 2007 filed with the Commission and furnished to the Company reporting that Royce has sole power to vote or direct the vote of and the sole power to dispose or direct the disposition of 149,550 shares of common stock of the Company.

(i)	The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202. This information is based upon a Schedule 13G dated February 13, 2007 filed with the Commission and furnished to the Company by T. Rowe Price Associates, Inc. (“Price Associates”) and T. Rowe Price Small-Cap Value Fund, Inc. reporting that T. Rowe Price Small-Cap Value Fund, Inc. has sole power to vote or direct the vote of 168,000 shares of common stock and that Price Associates, which serves as investment adviser for T. Rowe Price Small-Cap Value Fund, Inc., has sole power to dispose or direct the disposition of such shares. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such shares of common stock; however, Price Associates has expressly disclaimed beneficial ownership of all such shares.

(j)	See notes (a)-(f) above.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires the Company’s executive officers and directors to file initial reports of ownership and reports of changes of ownership of the Company’s common stock with the Commission. Executive officers and directors are required to furnish the Company with copies of Section 16(a) forms that they file. Based upon a review of these filings and written representations from the Company’s directors and executive officers regarding the filing of such reports, the Company believes that its directors and executive officers complied with all applicable Section 16(a) filing requirements during 2006.

APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
     Subject to stockholder ratification, the Audit Committee has appointed the firm of Grant Thornton LLP as independent accountants to audit the financial statements of the Company for the year 2007. A representative of Grant Thornton LLP will attend the annual meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions. If the stockholders do not ratify the appointment of Grant Thornton LLP, the selection of independent accountants will be reconsidered by the Audit Committee.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT ACCOUNTANTS TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE YEAR 2007.
Audit and Related Fees
     Audit Fees
     The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q were $293,302 for the year ended December 31, 2006 and $281,265 for the year ended December 31, 2005.
     Audit Related Fees
     The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of the Company’s benefit plans and consultations regarding financial and reporting standards were $950 for the year ended December 31, 2006 and $19,403 for the year ended December 31, 2005.
     Tax Fees
     The aggregate fees billed by Grant Thornton LLP for professional services rendered for tax services were $239,233 for the year ended December 31, 2006 and $26,047 for the year ended December 31, 2005. These fees relate to federal and state tax compliance and tax advice in each such year. For the year ended December 31, 2006, these fees include $197,000 for review and documentation of the Company’s research and development tax credits for 2005 and prior-year tax returns.
     All Other Fees
     There were no fees billed by Grant Thornton LLP for services rendered for the year ended December 31, 2006 or for the year ended December 31, 2005 other than those set forth above.
     The Audit Committee has determined that the provision by Grant Thornton LLP of the above referenced services is compatible with maintaining its independence.
     The Audit Committee has adopted policies and procedures for pre-approval of audit and non-audit services in order to ensure that the provision of those services does not impair the auditor’s independence. In accordance with those policies and procedures, the Company is not to engage the independent auditors to render any audit or non-audit services unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. In the fourth quarter of each year, the Audit Committee is to review the services expected to be performed by the independent auditor. The Audit Committee will pre-approve fee levels for the up-coming fiscal year for each of the following categories: audit, audit-related and tax compliance/planning services (individual projects less than $10,000). Tax compliance/planning projects exceeding $10,000 and all other services not pre-approved in the categories above will require specific pre-approval from the Audit Committee on an individual project basis. Approval for such services may be requested at the next Audit Committee meeting or, if earlier approval is necessary, it may be obtained in accordance with the Audit Committee’s delegation to the Audit Committee

Chairman as described below. The Audit Committee will not delegate its responsibilities to pre-approve services performed by the independent auditor to management. However, the Audit Committee has delegated pre-approval authority to the Audit Committee Chairman for unplanned services that arise during the year. The Chairman has the authority to review and approve permissible services up to $10,000 per service, provided that the aggregate amount of such services does not exceed $25,000 in any calendar year. The Audit Committee Chairman must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. During the year ended December 31, 2006, no services were provided by Grant Thornton LLP other than in accordance with the pre-approval policies and procedures then in place.
Audit Committee Report
     The Audit Committee of the Board of Directors has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2006. The Audit Committee has discussed with Grant Thornton LLP, the Company’s auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received and reviewed the written disclosures and the letter from the Company’s auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, by the Independence Standards Board, and has discussed with the auditors their independence.
     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
Members of the Audit Committee

John P. Stupp, Jr. (Chairman)	Hugh J. Morgan, Jr.	Roger F. Stebbing

DIRECTOR COMPENSATION
     Each non-employee director is paid a fee of $24,000 per year. In addition, the Chairmen of the Corporate Governance Committee and the Compensation Committee are each paid a fee of $6,000 per year, and the Chairman of the Audit Committee is paid a fee of $12,000 per year. The Company reimburses each director for travel and out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors.
     The following table sets forth summary information concerning the compensation of the non-employee directors of the Company for the year ended December 31, 2006:

					Change in
	Fees				Pension
	Earned				Value and
	or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name(1)	($)	($)	($)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Richard O. Jacobson	$10,000	—	—	—	—	—	$10,000
Hugh J. Morgan, Jr.	$30,000	—	—	—	—	—	$30,000
Ronald N. Spaulding	$20,000	—	—	—	—	—	$20,000
Roger F. Stebbing	$30,000	—	—	—	—	—	$30,000
John P. Stupp, Jr.	$36,000	—	—	—	—	—	$36,000

(1)	Mr. Battat is not included in this table as he receives no compensation for his service as a director.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     Our compensation program is intended to attract, retain and motivate executive officers and other key personnel in order to further our interests and enhance stockholder value. The program is designed to reward high level corporate performance as reflected by increases in our operating income and earnings per share. Elements of the program are also intended to reward key personnel based on the performance of our operating units and to reward for individual performance.
     The principal elements of our compensation program are: (i) base salary; (ii) cash bonuses; and (iii) long term incentives in the form of equity awards. Additional elements are retirement benefits under our Cash Balance Plan and our Section 401(k) plan, or our “retirement benefits,” and our health insurance plan and other perquisites. We utilize these elements because they are necessary or helpful in achieving the objectives of our compensation program. For example, base salaries are designed to attract and retain executive officers and key personnel and are intended to be at a competitive level. Cash bonuses and equity awards are intended to reward executive officers and key personnel and provide incentives for superior results by us or one of our operating units and for individual performance. Equity awards also are intended to align the interests of our executive officers and key personnel with the interests of our stockholders. Our retirement benefits are intended to retain employees, and the combination of all of these elements is designed to compensate employees fairly for the services they provide on a regular basis.
     Our Compensation Committee establishes the overall compensation program for our executive officers and makes recommendations for their base salaries, salary increases, and bonuses. In addition, the Compensation Committee administers our equity incentive program. From time to time directors who are not members of the Compensation Committee attend meetings of the Compensation Committee, and Mr. Battat attends some meetings or parts of meetings. The Compensation Committee does not delegate the authority to make equity awards. Our executive officers are responsible for the salaries, salary increases, and bonuses of key personnel in our operating units, and they administer separate incentive plans for those units. In considering the base salary for Mr. Strickland, the Compensation Committee takes into account the recommendation of Mr. Battat. Mr. Battat also assisted in the development of an annual bonus plan for Mr. Strickland that was effective during 2006 and is assisting the Committee in developing a new bonus plan for Mr. Strickland, modeled after the bonus plan applicable to Mr. Battat, to be effective for 2007 and subsequent years. Mr. Battat is the only executive officer or key employee with an employment agreement, which is described below. Prior to January 1, 2007, the effective date of Mr. Battat’s amended employment agreement, our Compensation Committee would make a recommendation to our Board of Directors as to whether Mr. Battat’s annual bonus should be equal to or exceed the minimum amount set forth in his employment agreement and, if in excess of the minimum amount, how much that excess should be. In those instances when the Compensation Committee recommended that the bonus exceed the minimum amount set forth in the employment agreement, Mr. Battat requested that he be paid only the minimum amount.
     In structuring the compensation program, we start with the base salary and build on that element. We believe that base salary is the most crucial element of the program in terms of attracting and retaining key employees. Our retirement benefits, along with certain benefits such as health insurance, are adjuncts to base salary and necessary components of the program insofar as attracting and retaining employees. We consider long term incentives in the form of equity awards as very important in aligning the interests of our executive officers and key personnel with the interests of our stockholders. We do not have a specific policy of awarding options as opposed to restricted stock and from time to time our equity awards are in the form of restricted stock. However, most of our equity awards have been in the form of stock options because we believe that options provide a greater incentive to employees in that they have to be in the money for the employees to realize any benefit from the award.
     We endeavor to structure our compensation program so that our currently-paid-out compensation is adequate to attract and retain key personnel and we have sufficient long-term compensation that motivates our executive officers and other key personnel to focus on our performance over the longer term.
     We review the costs and benefits to us from the various forms of long-term compensation, recognizing that stock options will have little or no value if we do not have increased profitability and that restricted stock may continue to have value, though possibly reduced, if our profitability declines.
     In the past, we have made equity awards from time to time at scheduled meetings of our Compensation Committee. However, in the latter part of 2006 we adopted a policy providing that, if we are going to make equity awards other than in connection with new hires or unusual circumstances, those awards will be made at the meeting of our Compensation Committee held in conjunction with our annual stockholders meetings, which generally occur in May each year.
     Our Compensation Committee considers the following corporate factors in establishing compensation policies and making compensation decisions:
•	increase in earnings per share

•	increase in operating income

•	total stockholder return

•	safety

•	efficiency of operations
     Prior to 2007, we had an incentive compensation plan for our chief financial officer, Mr. Strickland, that provided for an annual cash bonus if an earnings per share target was achieved or exceeded each year. Over the past several years, performance goals in Mr. Strickland’s plan were achieved, so there has not been an occasion to exercise discretion to award compensation or to reduce an award when a performance goal was not achieved. Our employment agreement with Mr. Battat, as amended effective January 1, 2007, provides for cash incentive compensation based on increases in our operating income. Our Compensation Committee has the authority to exercise discretion to adjust any increase in operating income to disregard one-time, nonrecurring extraordinary items and is to make such equitable adjustments as are required to give effect to acquisitions, divestitures or similar corporate transactions. The Compensation Committee also may recommend an increase in the size of an award or payment under both Mr. Battat’s employment agreement, as amended, and could have taken similar action under Mr. Strickland’s incentive compensation plan that was in effect until 2007 or to award compensation if the performance goals are not attained. We believe that this discretionary authority may be useful in that there may be circumstances that would support awards being made in the absence of attainment of the performance goals.
     The base salaries of our executive officers can be adjusted upwards and downwards, except in the case of Mr. Battat, and discretionary bonuses can be awarded based on the individual performance of the executives. Additionally, we can make equity awards to reward individual performance. We have not had to adjust or restate performance measures upon which awards have been made and, accordingly, have not made any decisions nor adopted any policy with respect to adjusting or reducing awards as a result of any such adjustment or restatement. However, we would expect to reduce or adjust awards if such events were to occur.
     We believe that our compensation programs are designed to retain and motivate our executive officers and key personnel to provide superior performance. We recognize, however, that there may be circumstances where their individual performance or our corporate performance is so exceptional that a material increase in compensation would be appropriate. Likewise, we recognize that there could be a material downturn in our corporate performance, in which event we would consider reducing and, if appropriate, materially reduce compensation levels where permitted. In addition, we recognize that it may be necessary to materially increase compensation to retain personnel who may have attractive offers from other companies. However, this has not been a practice that we have engaged in regularly, though we have taken this action on occasions in the past.
     In making equity awards or considering adjustments to base salaries or cash incentives, our Compensation Committee takes into account the other elements of the compensation packages of our executive officers, including the number of unexercised options held and restricted shares held, as well as the potential benefits they may realize upon the sale of the stock underlying these awards.
     We have structured our arrangements with our executives so that a change in control alone does not trigger any payments under Mr. Battat’s employment agreement or Mr. Strickland’s severance plan and, with respect to their equity awards, results only in acceleration of vesting.
     We have reviewed the impact of the recent changes in the accounting treatment for options and have reduced somewhat the use of options in our compensation program. Although we expect to continue to grant options where appropriate to provide longer term incentives to our executive officers and other key personnel, we are continually weighing the benefit we expect to receive from that element of our compensation program against the impact that type of award will have on our corporate earnings under the recent accounting change.
     We have not adopted any guidelines and have no specific requirements respecting the ownership of our securities by our executive officers and other key personnel. However, through our equity awards to our executive officers and other key personnel we encourage ownership of our securities. We also have a policy that discourages hedging the risk of ownership of our securities.
     During 2006, we reviewed the compensation packages of our executive officers, taking into account their individual roles and how their particular services compared with services provided by other executive officers in other companies. Our outside compensation consultant, Mercer Human Resource Consulting, reviewed the compensation of chief executive officers and chief financial officers in companies with annual revenues of less than $250 million and annual median revenues ranging from $75 million to $125 million. This survey provided us with information regarding base salary, target bonus, target total annual compensation, long term incentives, and total direct compensation. This information was used by our Compensation Committee in formulating its recommendations to our Board of Directors regarding the compensation structure and levels of our executive officers. In addition, the Compensation Committee reviews compensation surveys that include a broad range of companies.

Compensation Committee Report
     The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on this review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement.
Members of the Compensation Committee

Hugh J. Morgan, Jr. (Chairman)	Ronald N. Spaulding	John P. Stupp, Jr.
     The following table sets forth summary information concerning the compensation during the periods indicated of those executive officers of the Company for which such disclosure is required (collectively, the “Named Executive Officers”).
Summary Compensation Table

Change in
Pension Value
						Non-	and
						Equity	Nonqualified
						Incentive	Deferred	All
						Plan	Compensation	Other
Name and		Salary	Bonus	Stock Awards	Option Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Emile A. Battat Chairman of the Board, President and Chief Executive Officer	2006	$500,000	$100,000	$44,913(1)	$46,936(1)	—	$14,640(4)	$3,089(5)	$709,578

Jeffery Strickland Vice President and Chief Financial Officer, Secretary and Treasurer	2006	$195,000	—	—	$6,401(2)	$59,603(3)	$17,517(4)	$5,621(6)	$284,142

(1)	The amounts shown do not reflect compensation actually received by Mr. Battat. Instead, the amounts shown are the compensation costs recognized by the Company for the year ended December 31, 2006 as determined pursuant to FAS 123(R). The assumptions used to calculate the value of these stock and option awards are set forth under Note 8 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Commission on March 9, 2007.

(2)	The amount shown does not reflect compensation actually received by Mr. Strickland. Instead, the amount shown is the compensation cost recognized by the Company for the year ended December 31, 2006 as determined pursuant to FAS 123(R). This compensation cost reflects option awards granted prior to 2006. The Company estimated the fair value of the option awards using the Black-Scholes option-pricing formula and a single option award approach. To arrive at the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended December 31, 2006, the Company used the following assumptions, which were determined at the time of the grant in 2002: risk-free interest rate (4.08%), dividend yield (0%), volatility factor (43.8%) and expected life (4 years).

(3)	Mr. Strickland was awarded this amount pursuant to the Atrion Corporation Incentive Compensation Plan for Chief Financial Officer for Calendar Years Beginning 2001 (the “Strickland Incentive Plan”).

(4)	The amounts presented in column (h) are the amounts accumulated in the Named Executive Officer’s account under the Cash Balance Plan between January 1, 2006 and December 31, 2006.

(5)	Includes the following paid or accrued by the Company or one or more of its subsidiaries: (i) matching contributions to the Atrion Corporation 401(k) Savings Plan of $2,640 and (ii) payment of life insurance premiums of $449.

(6)	Includes the following paid or accrued by the Company or one or more of its subsidiaries: (i) matching contributions to the Atrion Corporation 401(k) Savings Plan of $2,340 and (ii) payment of life insurance premiums of $3,281.
     The following table sets forth summary information concerning the grants of plan-based awards to the Named Executive Officers of the Company during the year ended December 31, 2006.
Grants of Plan-Based Awards

All
								All	Other
								Other	Option
								Stock	Awards:
								Awards:	Number		Grant
		Estimated Future Payouts			Estimated Future Payouts			Number	Of	Exercise	Date Fair
		Under Non-Equity Incentive			Under			Of	Securities	or Base	Value of
		Plan Awards(1)			Equity Incentive Plan Awards			Shares	Under-	Price of	Stock
		Thresh-		Maxi-	Thresh-		Maxi-	Of Stock	lying	Option	and
	Grant	old	Target	mum	old	Target	mum	Of Units	Options	Awards	Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Awards(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Emile A. Battat	8/7/06	—	—	—	—	—	—	—	25,000	$71.86	$450,579
	8/7/06	—	—	—	—	—	—	7,500	—	—	$538,950
Jeffery Strickland	N/A	$0	$48,750	$119,925	—	—	—	—	—	—	—

(1)	Because the Strickland Incentive Plan did not provide for a threshold amount if performance targets were not met, the amount shown in column (c) is $0. The target amount shown in column (d) represents 25% of Mr. Strickland’s base salary for 2006. The maximum amount shown in column (e) represents 61.5% of Mr. Strickland’s base salary for 2006, the highest percentage of base salary historically awarded pursuant to the Strickland Incentive Plan. See “Certain Agreements, Plans and Transactions” below.

(2)	The values of the stock award and the option award, each of which was granted under the 2006 Equity Incentive Plan, are based on the fair value as of the grant date of the award determined pursuant to FAS 123(R). The exercise price for the option awarded to Mr. Battat is 100% of the fair market value of the shares on the grant date. The option exercise price has not been deducted from the amount indicated above. Regardless of the value placed on a stock option on the grant date, the actual value of the option will depend on the market value of the Company’s common stock on such date in the future when the option is exercised. The proceeds to be paid to Mr. Battat following such exercise will not include the option exercise price.
Base Salary
     Mr. Battat’s base salary is fixed by his employment agreement. Mr. Strickland’s base salary is reviewed annually, and adjustments are generally made on the basis of the Company’s performance as measured by certain financial and non-financial criteria, various survey information respecting compensation of executive officers, compensation levels for executive officers in a broad range of companies, cost-of-living information and Mr. Strickland’s individual performance. The Compensation Committee has not assigned relative weights or values to any of such criteria. With respect to the financial performance of the Company, the Compensation Committee generally takes into consideration the Company’s operating income, earnings per share and total stockholder return.
Incentive Compensation
     Subject to the terms of any employment agreement or incentive compensation plan, executive officers of the Company are eligible for discretionary bonuses as determined by the Compensation Committee. At the recommendation of the Compensation Committee, the Company and its subsidiaries have implemented cash incentive plans covering certain key employees. These plans are intended to foster a corporate culture focused on bottom line results by providing key employees with a substantial stake in reducing costs and increasing sales and productivity while conserving capital resources.
Certain Agreements, Plans and Transactions
     In 2002, the Company entered into an employment agreement with Mr. Battat which, as amended that same year, provided for his employment for an initial term that expired on December 31, 2006 (as amended, the “Original Agreement”). The Original Agreement provided for base salary for each calendar year of $500,000. In addition, Mr. Battat was entitled to receive a cash bonus each year of not less than $100,000. If Mr. Battat’s employment was terminated during the term by the Company for other than “just cause” or by Mr. Battat for “good reason” (as those terms were defined in the Original Agreement) or upon Mr. Battat’s death or disability, Mr. Battat was to receive (1) a cash payment equal to the sum of (i) all cash compensation accrued but not paid and (ii) the base salary and the annual bonus for the remainder of the term, (2) immediate vesting of all stock options or equity granted to him, and (3) continued participation in the Company’s health benefit plans for the remainder of the term. In addition, the Company was to reimburse Mr. Battat for excise taxes imposed on him in the event payments or benefits received by him result in “parachute payments” under the Internal Revenue Code and for income taxes on such reimbursement.
     On August 7, 2006, the Board of Directors approved an Amended and Restated Employment Agreement with Mr. Battat (the “Amended Agreement”) which became effective on January 1, 2007. The Amended Agreement provides for an initial term that expires on December 31, 2012. The Amended Agreement provides for the same base salary for each calendar year as provided for in the Original Agreement. The material changes made in the Amended Agreement are as follows:
     The Amended Agreement provides for a cash bonus each year equal to a percentage of the increase in operating income for such calendar year over operating income for the prior calendar year, subject to equitable adjustments in the discretion of the Compensation Committee. The Original Agreement provided for a cash bonus of not less than $100,000 per year. If the Amended Agreement is terminated by the Company without “just cause” or by Mr. Battat with “good reason” (as those terms are defined in the Amended Agreement), Mr. Battat will be entitled to receive one year’s base salary plus the average annual bonus received by Mr. Battat with respect to the three years prior to the year in which the termination occurs (the “Severance Payment”). In addition, all stock options or other equity granted to Mr. Battat will fully vest and become exercisable on the termination date, and the Company will continue to provide Mr. Battat and his spouse and dependents with group health plan benefits for one year. If a termination without just cause or for good reason occurs in contemplation of or within two years following a “change in control” (as that term is defined in the Amended Agreement), Mr. Battat will be entitled to receive a cash lump sum amount equal to two times the Severance Payment, and will be entitled to accelerated vesting of equity awards and health benefits as described above.
     If on December 31, 2006 the Company had terminated the Amended Agreement without just cause, or if the Amended Agreement had been terminated by Mr. Battat with good reason, Mr. Battat would have received $600,000. If on December 31, 2006 the Company had terminated the Amended Agreement without just cause, or if the Amended Agreement had been terminated by Mr. Battat with good reason, in contemplation of or within two years following a change in control, Mr. Battat would have received a cash lump sum amount of $1,200,000. As of December 31, 2006, the fair value of all unvested equity awards held by Mr. Battat that would have vested in any such event was $730,050, after subtracting the exercise price for stock options held by Mr. Battat.
     The Strickland Incentive Plan that was in effect through 2006 provided that, during the first quarter of each calendar year, the Compensation Committee would set a target for earnings per basic share (“EPS”) for the Company. If the target EPS were achieved, Mr. Strickland would have been entitled to receive incentive compensation equal to 25% of his base salary for that year. If the target were exceeded, then for each 1% in excess in actual EPS over the target EPS, Mr. Strickland would have been entitled to an additional bonus equal to 0.75% of his base salary. Mr. Strickland was awarded a bonus of $59,603 for 2006 pursuant to the Strickland Incentive Plan. The Compensation Committee, with the assistance of Mr. Battat, is developing a new bonus plan for Mr. Strickland, modeled after Mr. Battat’s plan, that will be effective for 2007 and subsequent years.

     The Company has a severance plan (the “Strickland Severance Plan”) pursuant to which Mr. Strickland will be entitled to severance compensation if (i) there is a change in control of the Company and Mr. Strickland’s employment is terminated by the Company without “cause” or by Mr. Strickland with “good reason” (as those terms are defined in the Strickland Severance Plan) prior to the occurrence of one of the following: (a) Mr. Strickland’s death; (b) Mr. Strickland’s attainment of age 65; or (c) the expiration of two years following the change in control, or if (ii) the Company is dissolved. The severance pay is to be equal to Mr. Strickland’s annual base salary for the 12 months preceding the termination of employment or dissolution of the Company. If Mr. Strickland had been entitled to severance compensation as of December 31, 2006, he would have received a payment of $195,000.
Equity-Based Awards
     Stock Options. The Compensation Committee may grant stock options to eligible persons under the 2006 Equity Incentive Plan. Each option granted pursuant to the 2006 Equity Incentive Plan is designated at the time of grant as either an option intended to qualify as an incentive stock option under Section 422 of the Code or as an option that is not intended to so qualify, referred to as a nonqualified stock option. Nonqualified stock options may be granted to all eligible persons, but incentive stock options may be granted only to employees of the Company and its subsidiaries. The Compensation Committee may set the exercise price of stock options, provided that the exercise price per share is not less than the par value of a share of common stock and is not less than the fair market value of the underlying common stock on the date of grant. Stock options will vest and become exercisable in such a manner and on such date or dates as are determined by the Compensation Committee. Any incentive stock options granted pursuant to the 2006 Equity Incentive Plan will expire after a period not exceeding ten years from the date of grant, as determined by the Compensation Committee, subject to earlier termination in the event that the participant’s employment or service with the Company or a subsidiary ceases before the end of the option period. If an incentive stock option is granted to a key employee who owns or is deemed to own more than 10% of the combined voting power of all classes of the Company’s stock, the option period may not exceed five years and the exercise price may not be less than 110% of the fair market value of the underlying common stock on the date of grant. The exercise price for any option is generally payable in cash or, in certain circumstances, by the surrender, at the fair market value on the date on which the option is exercised, of shares of the Company’s common stock having a value equal to the exercise price. The 2006 Equity Incentive Plan permits optionholders to exercise their options prior to the date on which the options will vest, subject to Compensation Committee action. In such case, the optionholder will, upon payment for the shares, receive restricted stock having vesting terms that are identical to the vesting terms under the original option and subject to repurchase by the Company while the restrictions on vesting are in effect. Each stock option is to be evidenced by an award agreement containing such provisions, consistent with the 2006 Equity Incentive Plan, as are determined by the Compensation Committee.
     Restricted Common Stock. The Compensation Committee may award restricted common stock to key employees and consultants under the 2006 Equity Incentive Plan. The participant’s rights to the restricted common stock are subject to certain transferability and forfeiture restrictions during a restricted period which commences on the date of grant of the restricted common stock and expires from time to time in accordance with a schedule established by the Compensation Committee. While the restrictions are in place, the participant generally has the rights and privileges of a stockholder as to the restricted common stock, including the right to vote the restricted common stock and to receive dividends thereon. Upon the expiration of the restricted period, the restrictions are of no further force or effect with respect to the restricted common stock. Each restricted common stock award is to be evidenced by an award agreement between the Company and the participant setting forth the applicable restrictions.
     Restricted Stock Units and Deferred Stock Units. The Compensation Committee may award restricted stock units and deferred stock units to key employees and consultants under the 2006 Equity Incentive Plan, each for the duration that it determines in its discretion. Each restricted stock unit and each deferred stock unit is equivalent in value to one share of common stock and entitles the participant receiving the award to receive one share of common stock for each restricted stock unit at the end of the vesting period applicable to such restricted stock unit and for each deferred stock unit at the end of the deferral period. Participants are not required to pay any additional consideration in connection with the settlement of restricted stock units or deferred stock units. A holder of restricted stock units or deferred stock units has no voting rights, right to receive cash distributions or other rights as a stockholder until shares of common stock are issued to the holder in settlement of the stock units. However, participants holding restricted stock units or deferred stock units are entitled to receive dividend equivalents with respect to any payment of cash dividends on an equivalent number of shares of common stock. Such dividend equivalents are credited in the form of additional stock units.
     Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights to key employees and consultants, alone or in tandem with stock options, pursuant to the 2006 Equity Incentive Plan. SARs are awards that give the participant the right to receive an amount equal to (1) the number of shares exercised under the right, multiplied by (2) the amount by which the Company’s stock price exceeds the exercise price. Payment may be in cash, in shares of the Company’s common stock with equivalent value, or in some combination, as determined by the Compensation Committee. The Compensation Committee will determine the exercise price, vesting schedule and other terms and conditions of stock appreciation rights; however, SARs expire under the same rules that apply to stock options.
     Performance Units. The Compensation Committee is authorized to establish performance programs and may award performance units to key employees and consultants in accordance with such programs under the 2006 Equity Incentive Plan. Holders of performance units will be entitled to receive payment in cash or shares of our common stock (or in some combination of cash and shares) if the performance goals established by the Compensation Committee are achieved or the awards otherwise vest. Each performance unit will have an initial value established by the Compensation Committee. The Compensation Committee will set performance objectives, and such performance objectives may be based upon the achievement of Company-wide, subsidiary or individual goals.
     The following table sets forth summary information concerning the outstanding equity awards as of December 31, 2006 for the Named Executive Officers.
Outstanding Equity Awards at Year-End

Stock Awards
Equity
Incentive
Plan
								Equity	Awards:
	Option Awards							Incentive	Market or
			Equity					Plan	Payout
			Incentive					Awards:	Value
			Plan					Number	of
			Awards:				Market	of	Unearned
	Number	Number	Number				Value of	Unearned	Shares,
	of	of	of			Number	Shares of	Shares,	Units or
	Securities	Securities	Securities			of Shares	Units of	Units or	Other
	Underlying	Underlying	Underlying			or Units	Stock	Other	Rights
	Unexercised	Unexercised	Unexercised	Option		of Stock	That Have	Rights	That Have
	Options	Options	Unearned	Exercise	Option	That Have	Not	That Have	Not
	(#)	(#)	Options	Price	Expiration	Not Vested	Vested	Not Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)(1)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Emile A. Battat	17,800		—	$44.58	2/24/09	7,500	$583,050	—	—
	—	25,000(2)	—	$71.86	8/6/11	—	—	—	—
Jeffery Strickland	5,000	—	—	$31.39	5/29/07	—	—	—	—
	7,000	—	—	$44.58	2/24/09	—	—	—	—

(1)	Based on the closing price of $77.74 of the common stock of the Company on December 29, 2006.

(2)	One-fourth of this option award will vest on each anniversary of the grant date, August 7, 2006.

     The following table sets forth summary information concerning the exercise of options and the vesting of stock as of December 31, 2006 for the Named Executive Officers.
Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	on	on	on	on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Jeffery Strickland	3,100	$144,646	—	—
Cash Balance Plan
     The Company maintains the Cash Balance Plan, which includes all full-time active employees of the Company and its subsidiaries, other than Quest Medical, Inc., that were hired prior to May 1, 2005. Each participant has an account balance which represents his or her benefit under the Cash Balance Plan. The Cash Balance Plan provides for the Company to make annual allocations to a participant’s cash balance account in an amount equal to 3% of the participant’s eligible compensation up to the Social Security wage base and 6% in excess thereof and for an interest credit each plan year equal to the rate on 30 year U.S. Treasury bonds during November of the preceding plan year. For the 2006 plan year, the interest rate was 4.73%. “Eligible compensation” is, for the Named Executive Officers, the salary as included in the Summary Compensation Table above, subject to an annual limitation imposed by law which for 2006 was $220,000 and is $225,000 in 2007. Generally, each participant becomes fully vested in the benefits under such plan after five years of employment. Benefits may be paid, subject to certain limitations under the Internal Revenue Code of 1986, as amended, upon termination of employment, retirement or death. The Cash Balance Plan specifies various options that participants may select for the distribution of their accrued balance, including forms of annuity payments and lump sum distributions. Both of the Named Executive Officers participate in the Cash Balance Plan.
Pension Benefits

		Number of Years Credited	Present Value of	Payments During
		Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)(1)	(e)
Emile A. Battat	Cash Balance Plan	8.25	$104,820	$0
Jeffery Strickland	Cash Balance Plan	23.33	$200,245	$0

(1)	The amounts presented in column (d) are the lump sum payments that the Named Executive Officer would have received if the benefits under the Cash Balance Plan had been paid on December 31, 2006.
Compensation Committee Interlocks and Insider Participation
     During 2006, Messrs. Morgan, Spaulding and Stupp served as members of the Compensation Committee. None of the members of the Compensation Committee was an officer or employee of the Company or its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. Additionally, during 2006, none of the executive officers of the Company was a member of the board of directors, or any committee thereof, of any other entity one of the executive officers of which served as a member of the Board of Directors, or any committee thereof, of the Company.

Related Party Transactions
     The Audit Committee, pursuant to the Audit Committee Charter, is authorized to review and approve or disapprove, in its sole discretion, in advance, any proposed related-party transaction, within the meaning of Nasdaq listing standards and rules and regulations promulgated by the Commission. Under the Audit Committee policies, transactions involving amounts in excess of $120,000 in which a related person has a direct or indirect material interest are subject to review and approval or disapproval. The Audit Committee will approve such a transaction only if it determines that the transaction is in the best interest of the Company.
     In considering a related party transaction, the Audit Committee will consider all relevant factors, including as applicable (i) the Company’s business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (vi) the overall fairness of the transaction to the Company.
     The Audit Committee will periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable for the Company to amend or terminate the transaction. Management or the affected director or executive officer is to bring the matter to the attention of the Audit Committee. If a member of the Audit Committee is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.
     David A. Battat is the President of Halkey-Roberts Corporation, a Company subsidiary. During 2006, he was paid $148,173 base salary and $33,750 bonus compensation for services provided in 2005. On January 1, 2007, Mr. David Battat’s base salary was increased to $165,000. In February 2007, Mr. David Battat was paid $86,250 bonus compensation, $75,000 of which is attributable to services provided in 2006 and $11,250 of which is attributable to services provided in 2005. Mr. David Battat will be entitled to a bonus of $25,000 in February 2008 for services provided in 2006 if he is still an employee of Halkey-Roberts Corporation at that time. Mr. David Battat received these bonuses pursuant to the Halkey-Roberts Corporation incentive bonus plan, which applies to certain officers and key personnel of Halkey-Roberts Corporation. David A. Battat is the son of Emile A. Battat, the Company’s Chairman, President and Chief Executive Officer. During 2006, the Audit Committee did not take action to approve or disapprove the continued employment and compensation of Mr. David Battat, but in 2007 the Audit Committee has reviewed and approved his continued employment and his 2007 base salary and ratified his 2006 employment and compensation.

STOCKHOLDER PROPOSALS
Stockholder Proposals in the Company’s Proxy Statement
     In order for proposals by stockholders to be considered for inclusion in the Company’s proxy material relating to the 2008 annual meeting of stockholders, such proposals must be received by the Company on or before December 11, 2007.
Stockholder Proposals to be Presented at Annual Meetings
     The Company’s Bylaws provide that a stockholder who desires to propose any business at an annual meeting of stockholders must give the Company written notice of such stockholder’s intent to bring such business before such meeting. Such notice is to be delivered to, or mailed, postage prepaid, and received by, the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 120th day prior to the first anniversary of the date of the Company’s proxy statement released to stockholders in connection with the preceding year’s annual meeting of stockholders. However, in the event that no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the previous year’s meeting, notice by the stockholder must be delivered not later than the close of business on the later of the 120th day prior to such annual meeting and the 10th day following the date on which public announcement of the date of the meeting is first made. Such notice for the 2008 annual meeting must be delivered not later than December 11, 2007, provided the date of the 2008 annual meeting is not more than 30 days before or more than 60 days after May 15, 2008. The stockholder’s written notice must set forth (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address of the stockholder who intends to propose such business; (c) a representation that the stockholder is a holder of record of shares of common stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose such business; (d) any material interest of the stockholder in such business; and (e) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner. The Chairman of the meeting may refuse to transact any business presented at any meeting without compliance with the foregoing procedure.
Stockholder Nominations for Directors
     The Company’s Bylaws provide that a stockholder who desires to nominate directors at a meeting of stockholders must give the Company written notice, within the same time period described above for a stockholder who desires to bring business before a meeting, setting forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of shares of common stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person if a stockholder has failed to comply with the foregoing procedure.

NO INCORPORATION BY REFERENCE
     In the Company’s filings with the Commission, information is sometimes “incorporated by reference.” This means that the Company is referring you to information that has previously been filed with the Commission, and that the information should be considered part of a particular filing. As provided in regulations promulgated by the Commission, the “Audit Committee Report” and the “Compensation Committee Report” contained in this proxy statement specifically are not incorporated by reference into any other filings with the Commission. In addition, this proxy statement includes the Company’s website address. This website address is intended to provide inactive, textual references only. The information on the Company’s website is not part of this proxy statement.
COST AND METHOD OF SOLICITATION
     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone, telegram, facsimile and other electronic communication methods by the directors, officers and employees of the Company without additional compensation. Brokerage firms, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to the beneficial owners of common stock of the Company held in their names or in those of their nominees and their reasonable expenses will be reimbursed upon request.
OTHER BUSINESS
     The Board of Directors does not intend to bring any business before the meeting other than that stated herein and is not aware of any other matters that may be presented for action at the meeting. However, if any other matters should properly come before the meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.
By Order of the Board of Directors
Jeffery Strickland
Vice President and Chief Financial
Officer, Secretary and Treasurer
April 9, 2007

ATRION CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints Hugh J. Morgan, Jr. and Ronald N. Spaulding, or either of them, proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of Atrion Corporation which the undersigned would be entitled to vote at the annual meeting of stockholders of Atrion Corporation to be held at the offices of Atrion Corporation, One Allentown Parkway, Allen, Texas, on Tuesday, May 15, 2007 at 10:00 a.m., Central Time, and at any adjournment thereof, in the following manner:
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
ATRION CORPORATION
MAY 15, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF DIRECTORS:

NOMINEES:
☐	FOR	m	Roger F. Stebbing
		m	John P. Stupp, Jr.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and fill in the circle next to the name of that nominee, as shown here: ●

To change the address on your account,            ☐
please check the box at right and indicate your new address in the address space above. Please not that changes to the registered name(s) on the account may not be submitted via this method.

		FOR	AGAINST	ABSTAIN
2.	PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY	☐	☐	☐

3.	IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED IN ITEM 1 AND “FOR” ITEM 2. IF THIS PROXY IS PROPERLY SIGNED AND RETURNED, THE SHARES REPRESENTED WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED IN ITEM 1 AND “FOR” ITEM 2 UNLESS YOU OTHERWISE SPECIFY HEREIN.

Signature of Stockholder		Date

Signature of Stockholder		Date

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signed is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.